  Exhibit 99.1

ICON Income Fund Nine Liquidating Trust
2012 Year End Liquidation Update

This update is intended to give registered representatives and the investors in ICON Income Fund Nine, LLC (“Fund Nine”), whose limited partnership interests were exchanged for an equal number of beneficial interests in the ICON Income Fund Nine Liquidating Trust as of January 23, 2013 (the “Liquidating Trust”), a description of Fund Nine’s activities throughout the 2012 calendar year and provide an outlook for the future.

As Fund Nine’s manager, ICON Capital, LLC has actively and prudently managed Fund Nine’s portfolio to yield the best possible results for investors.  As a public program, Fund Nine has reported to you regularly through quarterly, annual and current reports filed with the Securities and Exchange Commission. These important disclosure documents provide comprehensive required information.

In order to reduce Fund Nine’s expenses and to maximize potential distributions to its investors, Fund Nine transferred all of its remaining assets and liabilities to the Liquidating Trust as of January 23, 2013.  The Liquidating Trust has fewer required reports but is required to file an annual report with the SEC under cover of a Form 10-K showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and the receipts and disbursements for the year.  The annual report also describes the changes in the assets of the Liquidating Trust and the actions taken during the year.  The financial statements contained in such report are not required to be audited, but will be prepared in accordance with US GAAP.

Below is the disposition that occurred this past year as well as the status of the remaining investments in the Liquidating Trust’s portfolio.

Disposition

$1,943,000 Investment in Refrigerated Trailers Previously Leased to Conwell Corporation

The Lessee:  Conwell Corporation (“Conwell”) is a subsidiary of Frozen Food Express Industries, Inc. (“Frozen Foods”), a publicly-owned, temperature-controlled carrier of perishable goods, including food products, health care supplies and confectionery items. Frozen Foods’ services extend from Canada, throughout the 48 contiguous United States and into Mexico. (Source:  Frozen Foods website).

The Collateral:  Great Dane refrigerated trailers equipped with Carrier refrigeration units.

Investment:  In September 2003, Fund Nine purchased the equipment subject to lease with Conwell for approximately $1,943,000.

Outcome:  The lease expired in April 2010 and, on September 27, 2012, Fund Nine sold the remaining refrigeration trailers that were previously subject to lease with Conwell Corporation.  During the tenure of this investment, Fund Nine collected approximately $2,834,000 in rental and sale proceeds.

Current Portfolio

$9,690,000 Investment in Vehicle Transportation Vessels Currently Chartered to Wilhelmsen Lines Shipowning AS

The Charterer:  Wilhelmsen Lines Shipowning AS (“Wilhelmsen”) is a subsidiary of Wilh. Wilhelmsen ASA (“WW”), a leading global maritime industry group. WW offers logistics solutions and maritime services through a worldwide network, including approximately 14,000 employees in more than 330 offices in more than 70 countries. (Source: WW website).

The Vessels: Three roll-on-roll-off oceangoing vehicle transportation vessels.

Investment: Fund Nine purchased the vessels for approximately $74,020,000, which included approximately $64,330,000 in non-recourse indebtedness.  The vessels are subject to bareboat charters with Wilhelmsen.

Outlook:  During 2006, the bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced and also restructured, thereby allowing Fund Nine to generate additional free cash over the term and to realize approximately $22,000,000 in cash proceeds at closing of the refinance. In addition to the charter proceeds already collected, the Liquidating Trust expects to receive up to $1,261,000 in future proceeds in connection with this investment.

$6,375,000 Investment in Aircraft Currently Leased to Aerolineas Argentinas S.A.

The Operator:  Aerolineas Argentinas S.A. (“Aerolineas”), along with its subsidiaries, provides commercial flights and shipping solutions in Argentina.  Aerolineas’s services include cargo transportation and priority package services.  The company was founded in 1950 and is based in Buenos Aires, Argentina.  (Source: Bloomberg Businessweek).

The Aircraft: Two 1996-built Airbus A340-313X wide-body four engine commercial passenger aircraft.

Investment:  In March 2002, Fund Nine purchased a 50% interest, through a joint venture with its affiliate, ICON Income Fund Eight B L.P. Liquidating Trust (“Eight B”), in the first aircraft and leased it to Cathay Pacific Airways Limited (“Cathay”). The first aircraft was purchased for approximately $74,745,000, comprised of Fund Nine’s cash contribution of $2,125,000, Eight B’s cash contribution of $2,125,000, and approximately $70,495,000 from a non-recourse loan. In June 2002, Fund Nine purchased the second aircraft for approximately $69,041,000, comprised of $4,250,000 in cash and approximately $64,791,000 from a non-recourse loan, and leased it to Cathay.  The lease for the first aircraft was due to expire in June 2006 and was extended through December 2011.  The lease for the second aircraft was due to expire in March 2006 and was extended through July 2011.  In January 2012 and February 2012, the aircraft were re-leased to Aerolineas for a period of seventy-three months.  In 2012, the non-recourse loans relating to the aircraft were refinanced.

Outlook:  The market for aircraft carrying four engines has been significantly affected by the increase in fuel prices that we have witnessed over the last several years.  This increase results in higher operating costs for these aircraft when compared to other wide-body aircraft that have two engines. This has negatively affected the residual value of four-engine aircraft.  By entering into new leases for the aircraft when the Cathay leases matured, the Liquidating Trust is now able to continue to amortize the debt on the aircraft and potentially increase its ability to sell these aircraft at a price that will result in enhanced proceeds for investors.  The Liquidating Trust expects to receive up to $8,905,000 in future proceeds in connection with this investment.

Conclusion

As of December 31, 2012, the Liquidating Trust anticipates future proceeds of up to $1,261,000 from its investment in the vessels and proceeds of up to $8,905,000 from its investment in the aircraft.  The total anticipated proceeds represent a value of up to $103.78 per share.

As always, we are happy to answer any additional questions that you may have.  Please reach us at the following numbers:  Investors:  800-343-3736; Registered Representatives:  800-435-5697.

Neither Fund Nine nor its Manager, nor the Liquidating Trust nor its Managing Trustee,  accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon, the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the headings “The Lessee,” “The Operator” or “The Charterer” contained within this document. The estimates and projections contained in this update do not take into account any fees or expenses (including, but not limited to, remarketing fees and expenses and attorneys’ fees and expenses) that may be necessary or advisable in connection with the realization of such estimates and projections.

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Forward-Looking Information
Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected